Exhibit 99.3

JUNE 2018 TICKER: APEI EXCHANGE: NASDAQ



apei AMERICAN PUBLIC EDUCATION, INC.

AMERICAN PUBLIC EDUCATION, INC. (NASDAQ: APEI) is a leading provider of higher learning dedicated to preparing students all over the world for excellence in service, leadership and achievement. The Company offers respected, innovative and affordable academic programs and services to students, universities and partner organizations through wholly owned subsidiaries: **American Public University System** and National Education Seminars Inc., which we refer to as **Hondros College of Nursing**.

American Public University System (APUS), which is accredited by the Higher Learning Commission (HLC), offers online degree and certificate programs through American Military University (AMU) and American Public University (APU). Hondros College of Nursing (HCN) educates nurses at five Ohio campuses in Cincinnati/West Chester, Cleveland/Independence, Columbus/Westerville, Dayton/Fairborn and Toledo/Maumee. Together, these institutions serve more than 80,000 adult learners worldwide and offer more than 200 degree and certificate programs in fields ranging from homeland security, military studies, intelligence, and criminal justice to technology, business administration, public health, nursing and liberal arts. For additional information, please visit www.apei.com.

97%
APUS ALUMNI SURVEYED
Respondents indicated that APUS programs met their overall expectations.[1]

93%
APUS ALUMNI SURVEY
Respondents would recommend AMU/APU to a friend or colleague.[2]

30+
HCON RELATIONSHIPS
with healthcare employers

82K+
APUS ALUMNI

6K+
HCON ALUMNI

REVENUE



$329,479
$350,020
$327,910
$313,139
$299,248
'13
'14
'15
'16
'17

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS



$42,034
$40,877
$32,414
$24,155
$21,121
'13
'14
'15
'16
'17

NET CASH PROVIDED BY OPERATING ACTIVITIES



$59,414
$61,030
$57,211
$56,014
$47,938
'13
'14
'15
'16
'17

TOTAL ASSETS



$271,655
$297,904
$299,427
$315,620
$339,038
'13
'14
'15
'16
'17

Contact: Chris Symanoskie, IRC, Vice President, Investor Relations 703-334-3880 or csymanoskie@apei.com

1. APUS, 2017 End of Program Survey
2. APUS, 2017 1-year Alumni Survey

NOTE: Past performance is not indicative of future results. Additional information, including important details about risk factors, can be found in APEI's filings with the U.S. Securities and Exchange Commission, www.sec.gov.

APUS

AMERICAN PUBLIC UNIVERSITY SYSTEM[1]

An online institution of higher learning serving the needs of military, public service and civilian communities through American Military University (AMU) and American Public University (APU).

ENROLLMENT AND REGISTRATIONS

For the three months ended June 30,	2018	2017	% Change
Net Course Registrations by New Students	9,500	9,600	-1%
Net Course Registrations	76,800	77,000	0%
For the six months ended June 30,	**2018**	**2017**	**% Change**
Net Course Registrations by New Students	18,900	20,100	-6%
Net Course Registrations	160,200	163,700	-2%
As of June 30,	**2018**	**2017**	**% Change**
APUS Student Enrollment[2]	81,100	84,300	-4%

REGISTRATIONS BY PRIMARY FUNDING SOURCE

For the three months ended June 30, 2018


36.6% Department of Defense Tuition Assistance (TA)
25.7% Federal Student Aid (Title IV)
23.7% Veterans Benefits (VA)
14.0% Cash & Other Sources

TUITION

APUS undergraduate costs (tuition, books and fees) are 23% below the average published tuition and fee price paid by full-time in-state students at public four-year institutions.[3]

ENROLLMENT BY DEGREE LEVEL[5]


59% Bachelor's
16% Associate
16% Master's
9% Certificate/other

ENROLLMENT BY SCHOOL[5]


25% Security & Global Studies
23% Business
22% Arts & Humanities
16% Science, Technology, Engineering & Math
11% Health Sciences
3% Education

AT-A-GLANCE[5]

- 87% of Students are Working Adults
- Avg. Age of Students: 33 years
- Avg. Undergraduate Class Size: 19 students
- Avg. Graduate Class Size: 9 students
- Gender Ratio: 65% male / 35% female
- 49%+ of APUS Students Referred by Others
- Over 200 Degree and Certificate Programs
- 2,000+ Globally Located Faculty Members

AMU & APU GRADUATES

- 82,000+ Alumni
- Nearly 40 graduate students and alumni honored as Presidential Management Fellowship finalists, one of the nation's most prestigious programs for leadership and public service.


HONDROS
COLLEGE OF NURSING

HONDROS COLLEGE OF NURSING[4]

Serving the needs of nurses and the healthcare community through campus locations in Cincinnati, Cleveland, Columbus, Dayton, and Toledo, Ohio.

STUDENT ENROLLMENT

For the three months ended June 30,	2018	2017	% Change
New Student Enrollment	485	460	5%
Total Student Enrollment	2,020	1,720	17%

Approximate Cost (Tuition & Fees) of Degree Completion

Licensed Practical Nurse	$17,040	
Associate Degree in Nursing	$25,010	Alumni tuition is $23,790
Bachelor of Science in Nursing	$20,880	Alumni tuition is $19,488

ENROLLMENT BY PROGRAM

For the full year ended December 31, 2017.


53% Licensed Practical Nurse
42% Associate Degree in Nursing
4% RN-Bachelor of Science in Nursing

AT-A-GLANCE

- Avg. Age of Students: 30 years
- Gender Ratio: 92% female / 8% male
- Avg. Class Size: 15 students

GRADUATES

- 6,000+ alumni

1. *APUS Net Course Registrations* represent the approximate aggregate number of courses for which students remain enrolled after the date by which they may drop a course without financial penalty.
2. *APUS Student Enrollment* represents the number of unique active students, including those who take an approved leave of absence for up to two years, who have reached the eighth day of their first course or who have completed at least one course within the last 12 months for which a grade was received.
3. The College Board's Trends in College Pricing 2018.
4. *HCN Student Enrollment* represents the total number of students enrolled in a course after the date by which students may drop a course without financial penalty.
5. For the twelve months ended December 31, 2017.